SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Nathan’s Famous, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NATHAN’S FAMOUS, INC.
SUPPLEMENT TO PROXY STATEMENT
For
THE 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, September 18, 2019
This supplement, dated August 14, 2019 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Nathan’s Famous, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2019 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held on Wednesday, September 18, 2019, at 10:00 a.m. This Supplement is being filed with the SEC and made available to stockholders on or about August 14, 2019. Holders of the Company’s common stock, par value $0.01 per share at the close of business on July 23, 2019 are entitled to vote at the Annual Meeting.
Supplement to Proposal 2
Proposal 2 in the Proxy Statement relates to the adoption of the Nathan’s Famous, Inc. 2019 Stock Incentive Plan (the “2019 Plan”). This Supplement is being filed to provide additional information about (i) the class of persons eligible to participate in the 2019 Plan, the approximate number of persons in each such class and the basis of such participation and (ii) the market value of the securities underlying options, warrants and rights under the 2019 Plan as of the latest practicable date.
The Compensation Committee may grant awards under the 2019 Plan to any executive officers, other employees and consultants of the Company, its affiliates and subsidiaries and non-employee directors of the Company. As of August 12, 2019, the Company had six non-employee directors, six executive officers, approximately 543 other employees (including approximately 300 – 400 seasonal employees) and no consultants who are, in each case, eligible to participate in the 2019 Plan.
No grants of awards have been made under the 2019 Plan and the 2019 Plan will be effective on July 1, 2020 if it is approved by our stockholders at the Annual Meeting. Because benefits under the 2019 Plan will depend on the Compensation Committee’s actions and the fair market value of our common stock at various future dates, it is not currently possible to determine the benefits that will be received by non-employee directors, executive officers, other employees and consultants if the 2019 Plan is approved by our stockholders at the Annual Meeting. The closing market price of the Company’s common stock (which is the security that underlies grants of awards under the 2019 Plan) as reported on NASDAQ on August 12, 2019 was $69.50.
Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.
If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.